                                                                    Exhibit 99.1


                          [LETTERHEAD OF TRUE NORTH]


Date:     July 31, 1997                                              NEWS

Contact:  True North - Sue Geanuleas: 312-425-6570
          Torrenzano Group - Rich Torrenzano: 212-681-1700
          Bozell Sawyer Miller Group - Robert Mead: 212-445-8208

                  TRUE NORTH COMMUNICATIONS TO ACQUIRE BOZELL

              True North Banner to Include Foote, Cone & Belding and Bozell Worldwide As Independent Global Agency Networks

                  Merger Strengthens True North's Leadership
                   in Global Interactive Digital Technology

Chicago/New York -- True North Communications Inc. (TNO) "the company" and Bozell, Jacobs, Kenyon and Eckhardt, Inc. (BJK&E) announced a definitive agreement under which True North will acquire BJK&E in a transaction valued at approximately $440 million. In announcing the transaction, True North Chief Executive Officer Bruce Mason said the merger will create the sixth-largest advertising company in the world, with more than $11.5 billion in billings and more than 11,000 employees in 297 offices around the world.

As a result of the merger the True North holding company will now have two independent global advertising agencies -- Foote, Cone & Belding Worldwide and Bozell Worldwide. It also thrusts True North Communications into a leading global position in the area of interactive digital technology, adding Bozell's Poppe Tyson to True North's digital arsenal along with its own TN Technologies which includes Modem Media and R/GA Interactive.

True North will also add another, highly-respected U.S. agency, Temerlin McClain; and will establish more significant positions in fast-growing, high margin integrated marketing services with a larger healthcare position, additional sales promotion operations and the world's eighth-largest strategic communications and public relations firm, Bozell Sawyer Miller Group.

                                    -more-

TRUE NORTH COMMUNICATIONS TO ACQUIRE BOZELL/2

This agreement virtually doubles the size of True North, with projected revenues of $1.2 billion. Under the agreement approved by both boards, True North Communications will issue 0.51 shares of its stock for each share of BJK&E.

It is expected that this transaction will be accretive from an earnings standpoint in its first full year, 1998. The Company also said it expects to take a restructuring charge, in an amount to be determined in the quarter in which the transaction closes. Closing of the deal, which is subject to regulatory and shareholder approvals, is expected during the 4th quarter.

Management and Board of Directors
---------------------------------

Mr. Mason said that Charles D. Peebler, Jr., Chief Executive Officer of BJK&E, will join him as President of True North. Mason will serve as CEO and Peebler will serve as President of the combined holding company, which will remain headquartered in Chicago.

Mr. Peebler will also be Chairman and CEO of True North Diversified Companies, comprising all other operations other than Foote, Cone & Belding Worldwide and Bozell Worldwide.

Mr. Mason also indicated that, in order to free up his and Mr. Peebler's time so that they can devote their attention to the integration of the two companies, he had requested that Richard Braddock, an outside director of True North since 1994, take on the position of non-executive Chairman with responsibility for Board of Directors activities and Board oversight of the integration activities.

Mr. Braddock is the former President/COO of Citicorp. He serves on the boards of Eastman Kodak, Cadbury Schweppes, E*Trade Group Inc., IBN Limited and Ion Laser Technology, along with the Lincoln Center for the Performing Arts.

A restructured Board of Directors will comprise 12 members, seven appointed by True North and five by BJK&E. Of the 12 directors, seven will be independent outside directors.

                                    -more-

TRUE NORTH COMMUNICATIONS TO ACQUIRE BOZELL/3

Mr. Mason said: "With this transaction we accomplish two of the primary goals we established with the formation of True North in 1995: first, we now have multiple global advertising brands; and second, we're the clear leader in the important growth area of interactive digital technology. Chuck Peebler and I look forward to working with our recently named CFO, Don Seeley, and the rest of the True North combined management team to effectively unleash the strengths and synergies that will occur for our clients, our employees, and our shareholders, as our companies come together."

Mr. Peebler stated: "BJK&E's vision has yielded a consistent track record of growth; we have doubled our size over the past three years. Organic growth, through the integration of services across all of our businesses, has been a significant driver of our success. With True North, above all other potential partners, we have a shared vision of the future and an opportunity for global expansion. True North provides the resources BJK&E needs to accelerate growth and ensures that our strong network and operating management teams remain intact, with no client disruption."

Two independent global advertising networks
-------------------------------------------

The two primary independent networks to operate under the True North banner will be Foote, Cone & Belding Worldwide and Bozell Worldwide. FCB will continue to be headed by Brendan Ryan as Chairman and CEO, and Bozell Worldwide will continue to be led by Leo-Arthur Kelmenson as Chairman and David Bell as President and CEO. Messrs. Ryan, Kelmenson and Bell will join Mason and Peebler as the inside members of the True North Board.

With 146 offices in 69 countries, FCB serves such multinational clients as SC Johnson, AT&T, Levi Strauss & Co., and Nabisco. Known for its creativity, FCB remains the largest advertising agency in North America, and earlier this year established a new owned and controlled network in Europe by combining the Wilkens multinational network it acquired in the first quarter with five FCB operations formerly part of a European joint venture with Publicis

                                     -more-

TRUE NORTH COMMUNICATIONS TO ACQUIRE BOZELL/4

Communications. FCB Worldwide also includes the integrated networks of FCB Direct and FCB HealthCare.

Bozell Worldwide with offices in 90 major cities in over 50 countries, lists among its prestigious clients Chrysler, Merrill Lynch and Bristol-Myers Squibb. Bozell has created such notable campaigns as Chrysler's Jeep campaign, the winner of virtually every major advertising creative competition in recent years; as well as the popular and often mimicked "milk mustache" celebrity campaign for the National Fluid Milk Processor Promotion Board.

True North Diversified Companies
--------------------------------
The Diversified Companies Group, with Mr. Peebler as divisional chief executive, will now include the following BJK&E units:

     . Poppe Tyson, a recognized leader in integrated marketing communications, specializing in interactive advertising, Web-site development and considered purchase marketing;

     . Temerlin McClain, a respected U.S. agency with a client roster that includes American Airlines and JCPenney;

     . Bozell Sawyer Miller Group, the eighth-largest U.S. public relations firm;

     . McCracken Brooks, a marketing communications company specializing in sales promotion;

     . Bozell Wellness Worldwide, a network of multinational companies specializing in healthcare advertising.



Diversified Companies already held by True North include:

     . TN Technologies, which includes the interactive communications leaders Modem Media and R/GA Studios;

     . Wahlstrom & Company, the nation's fourth-largest Yellow pages advertising agency;

     .    Tierney & Partners, the largest advertising agency in Philadelphia;

     . Borders, Perrin and Norrander, the highly creative agency in the Pacific Northwest;

                                     -more-

TRUE NORTH COMMUNICATIONS TO ACQUIRE BOZELL/5

 . Market Growth Resources, one of the nation's fastest growing sales promotion agencies.

The separate media buying companies of True North and BJK&E, which together place over $2.7 billion in U.S. media, will also report to Mr. Peebler.

Strong Balance Sheet
--------------------
The combined company will have a strong balance sheet to support continued international and domestic expansion through acquisition and internal growth. Further, the company expects increased profitability from continuing increases in operating margins and cost-savings due to consolidation of administrative functions.

For the fiscal year ended March 31, 1997, BJK&E operating income was $44.1 million on revenues of $493.0 million. The transaction is structured to be tax free to the shareholders of Bozell and will be accounted for as a pooling of interest.

Separately, True North will continue to hold 26.5% ownership in Publicis Communications, which operates the largest advertising network in Europe.

This news release includes certain forward-looking statements that involve risks and uncertainties. Actual results may differ materially from results indicated in any forward-looking statements. The Company cautions that future results are subject to, and should be considered in light of, risks, uncertainties, and other factors that may affect future results.

True North is being advised in this transaction by Morgan Stanley, and BJK&E is being advised by Merrill Lynch & Co. and Gregory & Hoenemeyer, Inc.

                                     # # #